MORTGAGE LOAN PURCHASE AGREEMENT

Dated as of [__________], 20[__]

among

FIRST HORIZON ASSET SECURITIES, INC.

(Purchaser)

and

FIRST TENNESSEE BANK NATIONAL ASSOCIATION,

(Seller)

First Horizon ABS Trust 20[__]-[__]

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

Section 1.01.  Definitions

1

ARTICLE II

SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

Section 2.01.  Sale of Mortgage Loans

1

Section 2.02.  Reserved

2

Section 2.03.  Obligations of Seller Upon Sale

2

Section 2.04.  Payment of Purchase Price for the Mortgage Loans

4

ARTICLE III

REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

Section 3.01.  Seller Representations and Warranties Relating to the

Mortgage Loans

5

Section 3.02.  Seller Representations and Warranties – General

6

ARTICLE IV

SELLER’S COVENANTS

Section 4.01.  Covenants of the Seller

8

ARTICLE V

[RESERVED]

ARTICLE VI

TERMINATION

Section 6.01.  Termination

8

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01.  Amendment

8

Section 7.02.  Governing Law

8

Section 7.03.  Notices

8

Section 7.04.  Severability of Provisions

9

Section 7.05.  Counterparts

9

Section 7.06.  Further Agreements

9

Section 7.07.  Intention of the Parties

9

Section 7.08.  Successors and Assigns: Assignment of Purchase

Agreement

10

Section 7.09.  Survival

10

Schedule I  Mortgage Loan Schedule

I-1

MORTGAGE LOAN PURCHASE AGREEMENT, dated as of [_________], 20[__] (this “Agreement”), between First Tennessee Bank National Association (the “Seller”) and First Horizon Asset Securities, Inc. (the “Purchaser”).

W I T N E S S E T H

WHEREAS, the Seller is the owner of the notes or other evidence of indebtedness (the “Mortgage Notes”) indicated on Schedule I hereto (the “Mortgage Loan Schedule”), and the Related Documents (as defined in Section 2.03 below, and together with the Mortgage Notes, the “Mortgage Loans”); and

WHEREAS, the Seller, as of the date hereof, owns the mortgages (the “Mortgages”) on the properties (the “Mortgaged Properties”) securing the Mortgage Loans, including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or otherwise and (b) the proceeds of any insurance policies covering the Mortgage Loans or the Mortgaged Properties or the obligors on the Mortgage Loans; and

WHEREAS, the parties hereto desire that the Seller sell the Mortgage Loans to the Purchaser pursuant to the terms of this Agreement; and

WHEREAS, pursuant to the terms of a Sale and Servicing Agreement dated as of [_________], 20[__] (the “Sale and Servicing Agreement”) among the Seller, as seller and as servicer, the Purchaser, as depositor, [_________], as indenture trustee (the “Indenture Trustee”) and First Horizon ABS Trust 20[__]-[__] (the “Trust”), the Purchaser will convey the Mortgage Loans to the Trust.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.   Definitions.  All capitalized terms used but not defined herein shall have the meanings assigned thereto in the Sale and Servicing Agreement.

ARTICLE II

SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

Section 2.01.   Sale of Mortgage Loans.  The Seller, concurrently with the execution and delivery of this Agreement, does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse, all of its right, title and interest in and to (i) each  Mortgage Loan and the related Mortgage File, including the related Cut-Off Date Principal Balance (including all Additional Balances resulting from Draws made pursuant to the related Mortgage Note prior to the termination of the Trust; provided, however, that the Purchaser does not assume any obligation under any Mortgage Note to fund any such future Draws, and the Purchaser will not be obligated or permitted to fund any such future Draws) and all collections in respect of interest and principal received after the Cut-Off Date; (ii) property which secured such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its rights under any insurance policies maintained in respect of the Mortgage Loans (including any Insurance Proceeds); and (iv) all proceeds of any of the foregoing.

Section 2.02.   [Reserved].

Section 2.03.   Obligations of Seller Upon Sale.  In connection with any transfer pursuant to Section 2.01 hereof, the Seller further agrees, at its own expense, on or prior to the Closing Date, (a) to indicate in its books and records that the Mortgage Loans have been sold to the Purchaser or to the Owner Trustee as assignee of the Purchaser, as applicable, pursuant to this Agreement and (b) to deliver to the Purchaser or at the direction of the Purchaser, to the Indenture Trustee, as applicable, a computer file containing a true and complete list of all such Mortgage Loans specifying, among other things, for each such Mortgage Loan, as of the Cut Off Date, (1) its account number and (2) the Cut Off Date Principal Balance.  Such file, which forms a part of Exhibit A to the Sale and Servicing Agreement, shall also be marked as Schedule I to this Agreement and is hereby incorporated into and made a part of this Agreement.

In connection with such transfer by the Seller, the Seller agrees to:

(i)

on behalf of the Purchaser, on or before the Closing Date, deliver to and deposit with the Purchaser or, at the direction of the Purchaser, to the Indenture Trustee (or its designee), the Mortgage Loan Schedule in computer readable format; and

(ii)

on behalf of the Purchaser, deliver to and deposit with the Indenture Trustee (x) the Mortgage Note in respect of each Mortgage Loan within 90 days following the occurrence of an Assignment Event specified in clause (i) of the definition thereof and (y) the Related Documents within 90 days following the occurrence of an Event of Servicing Termination.  The Mortgage Note and the Related Documents shall be in the following form:

(A)

the original Mortgage Note, endorsed in blank, or a copy of such original Mortgage Note with an accompanying Lost Note Affidavit;

(B)

the original Assignment of Mortgage from the Seller to “U.S. Bank National Association, as Indenture Trustee for First Horizon ABS Trust 20[__]-[__]”, which assignment shall be in form and substance acceptable for recording;

(C)

the original Mortgage, with evidence of recording thereon, provided, that if the original Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office, the Seller shall deliver to the Indenture Trustee a certified true copy of such original Mortgage so certified by the Seller, together with a certificate of the Seller certifying that such original Mortgage has been so delivered to such recording office; in all such instances, the Seller shall deliver or cause to be delivered the original recorded Mortgage to the Indenture Trustee promptly upon receipt of the original recorded Mortgage;

(D)

(i) if the Credit Limit for such Mortgage Loan is greater than $[_________], the original attorney’s opinion of title or the original policy of title insurance, provided that if any such original policy of title insurance has not yet been received by the Seller, the Seller shall have delivered to the Indenture Trustee a copy of such policy or a title insurance binder or commitment for the issuance of such policy; or (ii) if the Credit Limit for such Mortgage Loan is equal to or less than $[_________], a limited review of the title conveyed to the Mortgagor by the seller of the Mortgaged Property to the Mortgagor;

(E)

intervening assignments, if any; and

(F)

originals of all assumption and modification agreements, if any,

provided, however, that as to any Mortgage Loan, if as evidenced by an Opinion of Counsel delivered to and in form and substance satisfactory to the Owner Trustee, the Indenture Trustee, the Insurer and the Rating Agencies, (x) an optical image or other representation of the related documents specified in clause (ii)(C) above is enforceable in the relevant jurisdictions to the same extent as the original of such document and (y) such optical image or other representation does not impair the ability of an owner of such Mortgage Loan to transfer or perfect its interest in such Mortgage Loan, such optical image or other representation may be delivered as required in clause (ii) above.

The Seller hereby confirms to the Purchaser that it has made the appropriate entries in its general accounting records, to indicate clearly and unambiguously that such Mortgage Loans have been sold to the Purchaser by the Seller, sold by the Purchaser to the Trust and pledged by the Trust to the Indenture Trustee and constitute part of the Trust in accordance with the terms of the Sale and Servicing Agreement.

The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Mortgage Loans and other property, now existing and hereafter created, conveyed to it pursuant to Section 2.01 above.

The Seller hereby acknowledges that if the long-term senior unsecured debt rating of the Seller is not rated at least “[___]” by Standard & Poor’s and at least “[___]” by Moody’s, the Seller shall, within 90 days following the occurrence of such event (i) segregate (a) the Mortgage Files from documents and instruments relating to mortgage loans that are not Mortgage Loans and (b) the Mortgage Note from the Related Documents for each Mortgage Loan and shall assemble and maintain the Mortgage Notes together (separate from the Related Documents) and (ii) prepare an Assignment of Mortgage for each Mortgage Loan.  The Assignments of Mortgage will be held by the Seller pursuant to Section 2.01(b) of the Sale and Servicing Agreement.

The Seller acknowledges that the Indenture Trustee is required to review the Mortgage Notes in the case of any delivery required pursuant to Section 2.01(b)(ii)(x) of the Sale and Servicing Agreement and the Related Documents in the case of any delivery required pursuant to Section 2.01(b)(ii)(y) of the Sale and Servicing Agreement pursuant to Sections 2.01(d) and (e) of the Sale and Servicing Agreement and if the Indenture Trustee finds any document or documents not to have been properly executed, or to be missing or to be defective in any material respect, the Indenture Trustee is required to notify the Seller.  If the Seller does not within the time period specified in Section 2.02(b) of the Sale and Servicing Agreement correct or cure such omission or document deficiency, the Seller shall either repurchase such relevant Mortgage Loan directly from the Trust or substitute an Eligible Substitute Mortgage Loan for such Mortgage Loan, in either case, within the time frame and in the manner specified in Section 2.02(b) of the Sale and Servicing Agreement.

The parties hereto expressly intend that the transaction set forth herein be a sale by the Seller to the Purchaser of all the Seller’s right, title and interest in and to the Mortgage Loans and other property described above.  It is, further, not the parties’ intent that such conveyance be deemed a pledge of the Mortgage Loans and the other property described above by the Seller to the Purchaser to secure a debt or other obligation of the Seller.  However, in the event that, notwithstanding the parties’ intent, the transaction set forth herein is deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller’s right, title and interest in, to and under the Mortgage Loans and other property described above, whether now existing or hereafter created, to secure all of the Seller’s obligations hereunder; and this Agreement shall constitute a security agreement under applicable law, including, without limitation, Articles 8 and 9 of the Uniform Commercial Code in effect in the applicable state.  The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Sale and Servicing Agreement.

Without limiting the generality of the foregoing, the Seller hereby agrees to take such actions described in Section 2.01(a) of the Sale and Servicing Agreement as are necessary to complete and file any UCC Financing Statements and any continuation statements required to perfect and protect the Purchaser’s interest in the Mortgage Loans.

Section 2.04.   Payment of Purchase Price for the Mortgage Loans.  (a)  In consideration of the sale of the Mortgage Loans from the Seller to the Purchaser on or before the Closing Date, the Purchaser agrees to pay to the Seller on the Closing Date by transfer of immediately available funds, an amount equal to the sum of $[_________] in respect of the Mortgage Loans (the “Purchase Price”).  The Purchaser shall pay all expenses it incurs in connection with the Trust’s issuance of the Notes, including, without limitation, printing fees incurred in connection with the prospectus relating to the Notes, blue sky registration fees and expenses, fees and expenses of Purchaser’s counsel, fees of the rating agencies requested to rate the Notes, accountant’s fees and expenses and the fees of the Insurer as set forth in the Insurance and Indemnity Agreement.

(b)

Each Mortgage Note permits the related Mortgager to make Draws against its Mortgage Loan.  Such Draws will create Additional Balances, which Additional Balances the Seller shall sell to the Purchaser from time to time.  In consideration of the sale of Additional Balances by the Seller to the Purchaser from time to time, the Purchaser agrees to pay the Seller on the date any such Additional Balance is delivered an amount equal to the outstanding principal balance of such Additional Balance.  Payment will be made, (i) during the Managed Amortization Period, (A) from Principal Collections, to the extent that Principal Collections exceed Draws, and/or (B) by increasing the value of the Transferor Interest, to the extent that Draws exceed Principal Collections, and (ii) during the Rapid Amortization Period, by increasing the value of the Transferor Interest.  The Purchaser is a wholly-owned subsidiary of the Seller.  Any increase in the value of the Transferor Interest, which shall initially be held by the Purchaser, will result in a corresponding increase in the value of the Seller’s membership interest in the Purchaser.

(c)

The Seller, at its expense, shall within 90 days of an Assignment Event submit to the appropriate recording offices Assignments of Mortgage to the Indenture Trustee on behalf of the Trust, which may be blanket assignments if permitted by applicable law, for the Mortgage Loans.  In lieu of recording any such Assignments of Mortgage, the Seller, at its expense, may provide to the Indenture Trustee and the Insurer, an Opinion of Counsel in a form reasonably acceptable to the Indenture Trustee and the Insurer, to the effect that recordation of an Assignment of Mortgage in the state where the related Mortgaged Property is located is not necessary to protect the interests of the Owner Trustee, the Indenture Trustee or the Class A Noteholders in the related Mortgage.  In the event that any such Assignment of Mortgage is lost or returned unrecorded because of a defect therein, the Seller, at its own expense, shall promptly prepare a substitute Assignment of Mortgage or cure such defect, as the case may be, and thereafter the Seller shall be required to submit each such Assignment of Mortgage for recording.  Any failure of the Seller to comply with this Section shall result in the obligation of the Seller to repurchase or substitute an Eligible Substitute Mortgage Loan for the related Mortgage Loan pursuant to the provisions of the Sale and Servicing Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

Section 3.01.   Seller Representations and Warranties Relating to the Mortgage Loans.  The Seller represents and warrants to the Purchaser that with respect to the Mortgage Loans as of the Closing Date, each of the representations and warranties contained in Section 2.04 of the Sale and Servicing Agreement, with the same force and effect as if fully set forth herein, are true and correct as of the Closing Date.

With respect to the representations and warranties set forth in this Section 3.01 that are made to the best of the Seller’s knowledge or as to which the Seller has no knowledge, if it is discovered by the Depositor, the Seller, the Servicer, the Insurer or a Responsible Officer of the Indenture Trustee, pursuant to the Sale and Servicing Agreement, that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan then, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

With respect to any breach of a representation or warranty set forth in this Section 3.01, the Seller shall cure, repurchase or substitute the related Mortgage Loan in accordance with the Sale and Servicing Agreement.

It is understood and agreed that the representations and warranties set forth in this Section 3.01 shall survive delivery of the respective Mortgage Files and the sale and assignment of the Mortgage Loans as contemplated hereby.

Section 3.02.   Seller Representations and Warranties – General.  The Seller hereby represents and warrants to the Purchaser that as of the Closing Date or as of such date specifically provided herein:

(i)

The Seller is a duly organized and validly existing national banking association, in good standing under the laws of the United States and has the power and authority to own its assets and to transact the business in which it is currently engaged.  The Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on (a) its business, properties, assets or condition (financial or other), (b) the performance of its obligations under this Agreement, (c) the value or marketability of the Mortgage Loans, or (d) the ability to foreclose on the related Mortgaged Properties;

(ii)

The Seller has the power and authority to make, execute, deliver and perform its obligations under this Agreement and to consummate all of the transactions contemplated under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.  When executed and delivered, this Agreement will constitute its legal, valid and binding obligation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

(iii)

The Seller holds all necessary licenses, certificates and permits from all governmental authorities necessary for conducting its business as it is presently conducted.  It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as the case may be, as shall have been obtained or filed, prior to the Closing Date;

(iv)

The execution, delivery and performance of this Agreement by it will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any of its  properties or any provision of its Articles of Incorporation or Bylaws, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to, any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound;

(v)

No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Seller contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report, as applicable, not misleading;

(vi)

The transactions contemplated by this Agreement are in the ordinary course of the Seller’s business;

(vii)

The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Mortgage Loans, nor is the Seller aware of any pending insolvency;

(viii)

The Seller is not in violation of, and the execution and delivery of this Agreement by it and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller, which violation would materially and adversely affect the Seller’s condition (financial or otherwise) or operations or any of the Seller’s properties or materially and adversely affect the performance of any of its duties hereunder;

(ix)

[Reserved];

(x)

There are no actions or proceedings against, or investigations of the Seller pending or, to its knowledge, threatened, before any court, administrative agency or other tribunal (a) that, if determined adversely, would prohibit the Seller from entering into this Agreement or the Sale and Servicing Agreement, (b) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (c) that, if determined adversely, would prohibit or materially and adversely affect the Seller’s performance of any of its respective obligations under, or the validity or enforceability of, this Agreement or the Sale and Servicing Agreement;

(xi)

The Seller represents and warrants that it did not sell the Mortgage Loans to the Depositor, as Purchaser under this Agreement, with any intent to hinder, delay or defraud any of its creditors; and the Seller will not be rendered insolvent as a result of the sale of the Mortgage Loans to the Depositor, as Purchaser under this Agreement;

(xii)

The Seller represents and warrants that it acquired title to the Mortgage Loans in good faith, without notice of any adverse claim thereto;

(xiii)

The Seller represents and warrants that the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction; and

(xiv)

The Seller represents, warrants and covenants that so long as the Notes remain outstanding, this Agreement shall be treated as an official record of the Seller within the meaning of Section 13(e) of the Federal Deposit Insurance Act (12 U.S.C. Section 1823(e)).

ARTICLE IV

SELLER’S COVENANTS

Section 4.01.   Covenants of the Seller.  The Seller hereby covenants that except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Mortgage Loan, or any interest therein; the Seller will notify the Purchaser, the Insurer and the Owner Trustee of the existence of any Lien on any Mortgage Loan immediately upon discovery thereof; and the Seller will defend the right, title and interest of the Trust and the Indenture Trustee in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 4.01 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any Liens for municipal or other local taxes or other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

ARTICLE V

[RESERVED]

ARTICLE VI

TERMINATION

Section 6.01.   Termination.  The respective obligations and responsibilities of the Seller and the Purchaser created hereby shall terminate upon the termination of the Trust as provided in Article VIII of the Sale and Servicing Agreement.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01.   Amendment.  This Agreement may be amended from time to time by the Seller and the Purchaser, with the consent of the Insurer (which consent shall not be unreasonably withheld), by written agreement signed by the Seller and the Purchaser, with the consent of the Insurer (which consent shall not be unreasonably withheld).

Section 7.02.   Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

Section 7.03.   Notices.  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid, addressed as follows:

if to the Seller:

First Tennessee Bank National Association

165 Madison Avenue

Memphis, Tennessee 38103

Tel: [_________]

Fax: [_________]

Attn:  [_________]

or such other address as may hereafter be furnished to the Purchaser in writing by the Seller.

if to the Purchaser:

First Horizon Asset Securities, Inc.

4000 Horizon Way

Irving, Texas 75063

Tel: [_________]

Fax: [_________]

Attn:  [_________]

or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

if to the Insurer: at the address designated in the Insurance Agreement.

Section 7.04.   Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

Section 7.05.   Counterparts.  This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

Section 7.06.   Further Agreements.  The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or reasonable and appropriate to effectuate the purposes of this Agreement or in connection with the issuance of any Series of Notes secured by the Mortgage Loans.

Section 7.07.   Intention of the Parties.  It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans rather than pledging the Mortgage Loans to secure a loan by the Purchaser to the Seller.  Accordingly, the parties hereto each intend to treat the transaction for accounting purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans.  The Purchaser will have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which will affect the Federal income tax consequences of owning the Mortgage Loans and the Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.  The Insurer shall be an intended third party beneficiary hereunder.

Section 7.08.   Successors and Assigns: Assignment of Purchase Agreement.  This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser, the Insurer, the Owner Trustee and the Indenture Trustee.  The obligations of the Seller under this Agreement cannot be assigned or delegated to a third party without the consent of the Purchaser and the Insurer, which consent shall be at the Purchaser’s and the Insurer’s reasonable discretion, except that the Purchaser acknowledges and agrees that the Seller may with the consent of the Insurer assign its obligations hereunder to any Person into which the Seller is merged or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party or any Person succeeding to the business of the Seller.  The parties hereto acknowledge that the Purchaser is acquiring the Mortgage Loans for the purpose of contributing them to a trust that will issue a series of notes secured by such Mortgage Loans.  As an inducement to the Purchaser to purchase the Mortgage Loans, the Seller acknowledges and consents to the assignment by the Purchaser to the Owner Trustee and the assignment by the Owner Trustee to the Indenture Trustee of all of the Purchaser’s rights against the Seller pursuant to this Agreement insofar as such rights relate to Mortgage Loans transferred to such Owner Trustee and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by the Owner Trustee or the Indenture Trustee under the Sale and Servicing Agreement and the Indenture.  Such enforcement of a right or remedy by the Owner Trustee shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

Section 7.09.   Survival.  The representations and warranties set forth in Sections 3.01 and 3.02 hereof shall survive the purchase of the Mortgage Loans hereunder.

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this Mortgage Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

FIRST HORIZON ASSET SECURITIES, INC.

  as Purchaser

By:_________________________________

Name:

Title:

FIRST TENNESSEE BANK NATIONAL ASSOCIATION,

  as Seller

By:_________________________________

Name:

Title:

STATE OF [_________]

)

)  ss.:

COUNTY OF [_________]

)

On the ___ day of [_________] 20[__] before me, a Notary Public in and for said State, personally appeared ____________________, known to me to be a __________ of First Horizon Asset Securities, Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said limited liability company, and acknowledged to me that such limited liability company executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

______________________________

Notary Public

STATE OF [_________]

)

)  ss.:

COUNTY OF [_________]

)

On the ___ day of [_________] 20[__] before me, a Notary Public in and for said State, personally appeared ____________________, known to me to be a __________ of First Tennessee Bank National Association, the national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

______________________________

Notary Public

SCHEDULE I

MORTGAGE LOAN SCHEDULE

[ON FILE WITH TRUSTEE]